UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Results of Annual Meeting

On July 29, 2009 (July 30, 2009 Australian Eastern Standard Time) HeartWare International, Inc. held its annual meeting in Sydney, Australia. Each of the resolutions put to shareholders, and as previously announced in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 11, 2009, were passed.

The resolutions put to shareholders were as follows:

(a) Proposal No. 1 – Election of Directors
(b) Proposal No. 2 – Ratify appointment of Grant Thornton LLP as independent auditors of the Company
(c) Proposal No. 3 – Grant of restricted stock units to Mr. Douglas Godshall
(d) Proposal No. 4 – Grant of restricted stock units to Mr. Raymond Larkin

Disclosure of proxy votes is as follows:

Proposal Number	Proposal No. 1	Proposal No. 2	Proposal No. 2	Proposal No. 2
Decided by a show of hands (S) or poll (P)	P	P	P	P

Total number of proxy votes exercisable by proxies validly appointed	5,611,278	5,611,278	5,611,278	5,611,278

Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	5,608,284	5,607,598	5,493,858	5,493,858
The proxy is to vote against the resolution	—	2,252	12,280	12,280
The proxy is to abstain / withhold on the resolution	2,994	1,428	3,397	3,397
The proxy is a non vote	—	—	101,743	101,743

Total votes cast on a poll in favour of the resolution	5,608,284	5,607,598	5,493,858	5,493,858

Total votes cast on a poll against the resolution	—	2,252	12,280	12,280

Total votes cast on a poll abstaining on the resolution	—	1,428	3,397	3,397

Total votes exercisable by proxies which were not cast	2,994	—	101,743	101,743

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: July 30, 2009	By:	/s/ David McIntyre
Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer